EXHIBIT 23.2

CONSENT OF HANSEN, BARNETT & MAXWELL, P.C.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

BMB Munai, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-146834), as amended, of BMB Munai, Inc. of our report dated June 13, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A-1.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah

January 4, 2008